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                                                                    EXHIBIT 99.5

                      AMERICAN RESIDENTIAL SERVICES, INC.
                    Notes to Pro Forma Financial Statements

NOTE 1  BASIS OF PRESENTATION

     The unaudited pro forma combined balance sheet presented herein consists of the unaudited historical consolidated balance sheet of American Residential Services, Inc. ("ARS" and, collectively with its subsidiaries, the "Company") as of September 30, 1998 as set forth in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 (the "Form 10-Q"), combined with
(i) the unaudited combined balance sheet of T.A. Beach Corporation ("T.A. Beach") as of September 30, 1998 presented herein and (ii) the unaudited combined balance sheet of four (4) additional businesses acquired by the Company during the period from September 30, 1998 to November 13, 1998. For purposes of the unaudited pro forma combined balance sheet as of September 30, 1998 presented herein the term "Subsequent Acquisitions" includes those acquisitions described in clause (ii) of the preceding sentence.

     The unaudited pro forma combined statement of operations for the year ended December 31, 1997 presented herein consists of the audited historical consolidated statement of operations of the Company as set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, combined with (i) the unaudited combined results of operations from January 1, 1997 to the respective effective acquisition dates of 44 businesses acquired by the Company under the purchase method of accounting during 1997, (ii) the unaudited combined results of operations from January 1, 1997 to the respective effective acquisition dates of nine (9) businesses acquired by the Company under the pooling-of-interests method of accounting, but for which the historical financial statements of the Company were not restated, as the results of operations of those acquisitions were not deemed by the Company to be significant to its prior historical periods, (iii) the unaudited combined results of operations for the year ended December 31, 1997 for sixteen (16) additional businesses acquired by the Company under the purchase method of accounting from January 1, 1998 through November 13, 1998, (iv) the unaudited results of operations for the year ended December 31, 1997 of one business acquired by the Company under the pooling-of-interests method of accounting during the eleven months of 1998, but for which the historical financial statements of the Company were not restated, as the results of operations of that acquisition are not deemed by the Company to be significant to its prior historical periods (the "1998 Non-Restated Pooling"), and (v) the audited combined results of operations for the year ended December 31, 1997 for T.A. Beach, which are reflected in the audited combined statement of income for the year ended December 31, 1997 presented herein. For purposes of the unaudited pro forma combined statement of operations for the year ended December 31, 1997 presented herein, the term "Subsequent Acquisitions" includes those acquisitions described in clauses (i), (ii), (iii) and (iv) of the preceding sentence.

     The unaudited pro forma combined statement of operations for the nine (9) months ended September 30, 1998 presented herein consists of the unaudited historical consolidated statement of operations of the Company for the nine (9) months ended September 30, 1998, as set forth in the Form 10-Q, combined with
(i) the unaudited combined results of operations from January 1, 1998 to the respective effective acquisition dates of sixteen (16) businesses acquired by the Company under the purchase method of accounting from January 1, 1998 through November 13, 1998,
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(ii) the unaudited combined results of operations from January 1, 1998 to the effective acquisition date of the 1998 Non-Restated Pooling, and (iii) the unaudited combined results of operations for the nine (9) months ended September 30, 1998 for T.A. Beach which are reflected in the unaudited combined statement of income for the nine (9) months ended September 30, 1998 presented herein. For purposes of the unaudited pro forma combined statement of operations for the nine months ended September 30, 1998 presented herein, the term "Subsequent Acquisitions" includes those acquisitions described in clauses (i), (ii) and
(iii) of the preceding sentence.

     The pro forma combined financial statements presented herein have been prepared based on certain assumptions and include adjustments as detailed in
Note 2. ARS has not completed all the evaluations necessary for the final purchase price allocations related to certain of the acquired business; accordingly, actual adjustments that reflect final evaluations of the purchased assets and assumed liabilities may differ from the pro forma adjustments reflected herein.

     The pro forma results included herein are not necessarily indicative of actual results that might have occurred had the operations and management teams of ARS and the acquired businesses been combined during all periods presented.

NOTE 2  PRO FORMA ADJUSTMENTS

     The pro forma adjustments to the accompanying pro forma combined balance sheet as of September 30, 1998 are as follows:

     (a) To record the borrowing of $8.0 million to fund the cash consideration paid and the issuance by ARS of $4.0 million aggregate principal amount of Convertible Senior Subordinated Notes, Series A.

     The pro forma adjustments to the accompanying pro forma combined statements of operation are as follows:

     (a) To adjust compensation to the levels the owners of the acquired businesses have agreed to receive subsequent to the acquisition of the acquired businesses.

     (b) To adjust rent expense on certain facilities leased from previous owners to amounts which such owners agreed to following the acquisition of certain of the businesses described above and adjusts for other nonrecurring expenses.

     (c) To adjust goodwill amortization expenses using a 40-year life.

     (d) To record interest expense of funds borrowed to acquire the businesses acquired.

     (e) To record the incremental provision for federal and state income taxes relating to compensation differential, S-corporation income and other pro forma adjustments.

     (f) To adjust the weighted average shares outstanding to reflect the pro forma effect of the shares issued for the subsequent acquisitions during the preacquisition period.